--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                ---------------
                                   FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE



                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)


                                ---------------
             SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                   NOT APPLICABLE                59-1424500
            (STATE OF INCORPORATION IF        (I.R.S. EMPLOYER
             NOT A U.S. NATIONAL BANK)     IDENTIFICATION NUMBER)
             200 SOUTH ORANGE AVENUE
               POST OFFICE BOX 3631
                  ORLANDO, FLORIDA                  32802
         (ADDRESS OF TRUSTEE'S PRINCIPAL   (ZIP CODE)
                 EXECUTIVE OFFICES)

                             JONATHAN D. RICH, ESQ.
                         MAGUIRE, VOORHIS & WELLS, P.A.
            200 SOUTH ORANGE AVENUE, SUITE 3000, ORLANDO, FL 32801
                                (407) 244-1105
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                                ---------------
                             AVIATION SALES COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


                      DELAWARE                                 65-0665658
           (STATE OF INCORPORATION)               (I.R.S. EMPLOYER IDENTIFICATION NO.)
                  6905 N.W. 25TH STREET
                   MIAMI, FLORIDA 33132                           33122
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)

                                ---------------
                   81/8% SENIOR SUBORDINATED NOTES DUE 2008
                        (TITLE OF INDENTURE SECURITIES)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1. GENERAL INFORMATION.


     Furnish the following information as to the trustee:


     (a) Name and address of each examining or supervising authority to which it is subject.

NAME                                                          ADDRESS
------------------------------------------------------   -----------------
      Comptroller of Currency ........................   Washington, D.C.
      The Board of Governors of the
       Federal Reserve System Corporation ............   Washington, D.C.
      Federal Deposit Insurance Corporation ..........   Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.


        Yes.


ITEM 2. AFFILIATIONS WITH THE OBLIGOR.


     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.


     None.


ITEM 16. LIST OF EXHIBITS.


     List below all exhibits filed as a part of this statement of eligibility.


     Exhibit 1--Copy of the articles of association of the Trustee as now in effect (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-34738, which is incorporated by reference).


     Exhibit 2--Copy of the certificate of authority of the Trustee to commence business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33- 34738, which is incorporated by reference).


     Exhibit 3--Copy of the authorization of the Trustee to exercise corporate trust powers (see Exhibit 3 to Form T- 1 filed in connection with Registration Statement No. 33- 34738, which is incorporated by reference).


     Exhibit 4--Copy of the existing bylaws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-34738, which is incorporated by reference).


     Exhibit 5--Not applicable.


     Exhibit 6--Not applicable.


     Exhibit 7--Copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.


     Exhibit 8--Not applicable.


     Exhibit 9--Not applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, SunTrust Bank, Central Florida, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Orlando, State of Florida, on the 26th day of March, 1998.




                                        SUNTRUST BANK, CENTRAL FLORIDA,
                                         NATIONAL ASSOCIATION


                                        By: /S/ THERESA HAWKINS
                                            ------------------------------
                                              Vice President

                                   EXHIBIT 7


                            Report of Condition of
              SunTrust Bank, Central Florida, National Association

REPORT OF CONDITION


Consolidating domestic subsidiaries of the
     SUNTRUST BANK, CENTRAL FLORIDA N.A.
     IN THE STATE OF GA AT THE CLOSE OF BUSINESS ON MARCH 31, 1998 published in response to call made by (Enter additional information below)


  4769


  4769


STATEMENT OF RESOURCES AND LIABILITIES


                                      Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin .......................                   547,696
  Interest-bearing balances ................................................                     4,167
Securities:
  Held-to-maturity securities ..............................................                         0
  Available-for-sale securities ............................................                   725,998
Federal funds sold and securities purchased under agreements to resell .....                   574,904
Loans and lease financing receivables:
  Loans and leases, net of unearned income .................................   6,058,046
  LESS: Allowance for loan and lease losses ................................   89,205
  LESS: Allocated transfer risk reserve ....................................        0
  Loans and leases, net of unearned income, allowance, and reserve .........                 5,968,841
Trading Assets .............................................................                         0
Premises and fixed assets (including capitalized leases) ...................                    52,965
Other real estate owned ....................................................                     2,071
Investments in unconsolidated subsidiaries and associated companies ........                     7,804
Customers' liability to this bank on acceptances outstanding ...............                     1,847
Intangible assets ..........................................................                         0
Other assets ...............................................................                    82,572
Total assets ...............................................................                 7,968,865

LIABILITIES


                                      Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------
DEPOSITS:
  In domestic offices .....................................................                 4,184,594
   Noninterest-bearing ....................................................   1,272,935
   Interest-bearing .......................................................   2,911,659
Federal funds purchased and securities sold under agreements to repurchase                  2,524,575
Demand notes issued to the U.S. Treasury ..................................                         0
Trading liabilities .......................................................                         0
Other borrowed money:
  With original maturity of one year or less ..............................                   502,732
  With a remaining maturity of more than one year through three years .....                         0
  With a remaining maturity of more than three years ......................                         0
Bank's liability on acceptances executed and outstanding ..................                     1,847
Subordinated notes and debentures .........................................                   160,000
Other liabilities .........................................................                    50,184
Total liabilities .........................................................                 7,423,932
EQUITY CAPITAL
Perpetual preferred stock and related surplus .............................                         0
Common stock ..............................................................                     5,098
Surplus ...................................................................                   124,125
Undivided profits and capital reserves ....................................                   411,373
Net unrealized holding gains (losses) on available-for-sale securities ....                     4,337
Total equity capital ......................................................                   544,933
Total liabilities and equity capital ......................................                 7,968,865

We, the undersigned directors, attest                             I,
to the correctness of this statement of
resources and liabilities. We declare     -------------------------------------
that it has been examined by us, and                  (NAME, TITLE)
to the best of our knowledge and          of the above named bank do hereby declare
belief has been prepared in               that this Report of condition is true and correct
conformance with the instructions         to the best of my knowledge and belief.
and is true and correct.

Director #1 ____________________________   ___________________________________

Director #2 ____________________________   ___________________________________

Director #3 ____________________________   ___________________________________

<

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RI-1
ATLANTA, GA  30302                 Transit #: 06310215

                                                                               3
CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1998 - MARCH 31, 1998

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

SCHEDULE RI - INCOME STATEMENT
                                                                1380-

                                             DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------
1. Interest Income:
   a. Interest and fee income on loans:                  RIAD
                                                         ----
     (1) Loans secured by real estate.................... 4011   39,233  1.a.1
                                                               --------
     (2) Loans to finance agricultural production and
         other loans to farmers.......................... 4024    1,317  1.a.2
                                                               --------
     (3) Commercial and Industrial loans................. 4012   45,969  1.a.3
                                                               --------
     (4) Loans to individuals for household, family,
         and other personal expenditures:
         (a) Credit cards and related plans.............. 4054      774  1.a.4.a
                                                               --------
         (b) Other....................................... 4055   11,105  1.a.4.b
                                                               --------
     (5) Loans to foreign governments and official
         institutions.................................... 4056        0  1.a.5
                                                               --------
     (6) Obligations (other than securities and leases)
         of states and political subdivisions in the U.S.:
         (a) Taxable obligations......................... 4503      161  1.a.6.a
                                                               --------
         (b) Tax-exempt obligations...................... 4504    2,610  1.a.6.b
                                                               --------
     (7) All other loans................................. 4058    7,193  1.a.7
                                                               --------
   b. Income from lease financing receivables:
     (1) Taxable leases.................................. 4505    2,669  1.b.1
                                                               --------
     (2) Tax-exempt leases............................... 4307       73  1.b.2
                                                               --------
   c. Interest income on balances due from depository
      institutions (1)................................... 4115       57  1.c
                                                               --------
   d. Interest and dividend income on securities:
      (1) U.S. Treasury securities and U.S. Government
          agency obligations............................. 4027   11,388  1.d.1
                                                               --------
      (2) Securities issued by states and political
          subdivisions in the U.S.:
          (a) Taxable securities......................... 4506        0  1.d.2.a
                                                               --------
          (b) Tax-exempt securities...................... 4507      467  1.d.2.b
                                                               --------
      (3) Other domestic debt securities................. 3657        0  1.d.3
                                                               --------
      (4) Foreign debt securities........................ 3658        4  1.d.4
                                                               --------
      (5) Equity securities (including investments
          in mutual funds)............................... 3659      323  1.d.5
                                                               --------
   e. Interest income from trading assets................ 4069        0  1.e
                                                               --------
   f. Interest income on federal funds sold and
      securities purchased under agreements to resell.... 4020    8,398  1.f
                                                               --------
   g. Total interest income (sum of items 1.a
      through 1.f)....................................... 4107  131,741  1.g
                                                               --------

--------
(1) Includes interest income on time certificates of deposits not held for trading.

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RI-2
ATLANTA, GA  30302                 Transit #: 06310215

                                                                              4
SCHEDULE RI - CONTINUED
                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
2. Interest expense:
   a. Interest on deposits:
      (1) Transaction accounts (NOW accounts,          RIAD  YEAR-TO-DATE
          ATS accounts, and telephone and
          preauthorized transfer accounts)............  4508      383                 2.a.1
                                                             --------
      (2) Nontransaction accounts:
          (a) Money market deposit accounts (MMDAs)...  4509    3,518                 2.a.2a
                                                             --------
          (b) Other savings deposits..................  4511    9,355                 2.a.2b
                                                             --------
          (c) Time deposits of $100,000 or more.......  A517    4,528                 2.a.2c
                                                             --------
          (d) Time deposits of less than $100,000.....  A518    8,870                 2.a.2d
   b. Expense of federal funds purchased and
      securities sold under agreements to repurchase..  4180   36,968                 2.b
                                                             --------
   c. Interest on demand notes issued to the
      U.S. Treasury, trading liabilities, and on
      other borrowed money............................  4185    4,367                 2.c
                                                             --------
   d. Not applicable
   e. Interest on subordinated notes and debentures...  4200    1,744                 2.e
                                                             --------
   f. Total interest expense (sum of items 2.a
      through 2.e)....................................  4073   69,733  RIAD           2.f
                                                             --------  ----
3. Net interest income (item 1.g minus 2.f)........................... 4074   62,008  3.
                                                                            --------
4. Provisions:
   a. Provision for credit losses..................................... 4230    1,400  4.a
                                                                            --------
   b. Provision for allocated transfer risk........................... 4243        0  4.b
                                                                            --------
5. Noninterest income:                                  RIAD
   a. Income from fiduciary activities................  4070    7,309                 5.a
                                                              -------
   b. Service charges on deposit accounts.............  4080    9,145                 5.b
                                                              -------
   c. Trading revenue (must equal Schedule RI, sum
      of Memorandum Items 8.a through 8.d)............  A220        0                 5.c
                                                              -------
   d.-e. Not applicable
   f. Other noninterest income:
      (1) Other fee income............................  5407   18,622                 5.f.1
                                                              -------
      (2) All other noninterest income*...............  5408    2,687  RIAD           5.f.2
                                                              -------
   g. Total noninterest income (sum of items 5.a
      through 5.f)....................................................  4079  37,763  5.g
                                                                             -------
6.a. Realized gains (losses) on held-to-maturity securities...........  3521       0  6.a
                                                                             -------
  b. Realized gains (losses) on available-for-sale securities.........  3196      16  6.b
                                                                             -------
7. Noninterest expense:                                 RIAD
   a. Salaries and employee benefits..................  4135   18,691                 7.a
                                                              -------
   b. Expenses of premises and fixed assets
      (net of rental income)
      (excluding salaries and employee benefits
      and mortgage interest)..........................  4217    6,038                 7.b
                                                              -------
   c. Other noninterest expense*......................  4092   33,814  RIAD           7.c
                                                              -------
   d. Total noninterest expense (sum of items 7.a
      through 7.c)....................................................  4093  58,543  7.d
7                                                                             -------
8. Income (loss) before income taxes and extraordindary
   items and other adjustments (item 3 plus or minus
   items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)............................  4301  39,844  8.
                                                                             -------
9. Applicable income taxes (on item 8)................................  4302  14,237  9.
                                                                             -------
10. Income (loss) before extraordinary items and other adjustments
    (item 8 minus 9)..................................................  4300  25,607 10.
                                                                             -------
11. Extraordinary items and other adjustments, net of income taxes*...  4320       0 11.
                                                                             -------
12. Net income (loss) (sum of items 10 and 11)........................  4340  25,607 12.
                                                                             -------

----------
* Describe on Schedule RI-E - Explanations.

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RI-3
ATLANTA, GA  30302                 Transit #: 06310215

                                                                               5
SCHEDULE RI - CONTINUED
                                                                1381-
                                             Dollar Amounts in Thousands
------------------------------------------------------------------------
MEMORANDA
1. Interest expense incurred to carry tax-exempt       RIAD Year to Date
   securities, loans, and leases acquired after
   August 7, 1986, that is not deductible for
   federal income tax purposes                         4513       496   M.1
                                                             --------
2. Income from the sale and servicing of mutual
   funds and annuities (included in Schedule RI,
   Item 8)                                             8431     1,774   M.2
                                                             --------
3. Not applicable
4. Number of full-time equivalent employees on
   payroll at end of current period (round to nearest         NUMBER
   whole number)                                       4150     1,556   M.4
                                                              -------
5.-6. Not applicable
7. If the reporting bank has restated its balance sheet
   as a result of applying push down accounting this
   calendar year, report the date of the bank's        CCYY / MM / DD
   acquisition (1)                                     9106       N/A   M.7
                                                              -------
8. Trading revenue (from cash instruments and off-
   balance sheet derivative instruments) (sum of
   Memorandum items 8.a through 8.d must equal
   Schedule RI, item 5.c):
   a. Interest rate exposures                          8757         0   M.8.a
                                                              -------
   b. Foreign exchange exposures                       8758         0   M.8.b
                                                              -------
   c. Equity security and index exposures              8759         0   M.8.c
                                                              -------
   d. Commodity and other exposures................... 8760         0   M.8.d
                                                              -------
9. Impact on income of off-balance sheet derivatives
   held for purposes other than trading:
   a. Net increase (decrease) to interest income...... 8761         0   M.9.a
                                                              -------
   b. Net (increase) decrease to interest expense..... 8762       144   M.9.b
                                                              -------
   c. Other (noninterest) allocations................. 8763         0   M.9.c
                                                              -------
10. Credit losses on off-balance sheet derivatives
    (see instructions).......                          A251         0   M.10
                                                              -------
11. Does the reporting bank have a Subchapter S
    election in effect for federal income tax purposes        Yes / No
    for the current tax year?                          A530        N/A  M.11
                                                              --------
12. Deferred portion of total applicable income
    taxes included in Schedule RI, Items 9 and 11
    (to be reported with the December Report of Income)4772        N/A  M.12
                                                              --------

---------
(1) For example, a bank acquired on June 1, 1997, would report 1997/06/01

SCHEDULE RI-A - CHANGES IN EQUITY CAPITAL

Indicate decreases and losses in parentheses.                   1383-
                                          Dollar Amounts in Thousands
---------------------------------------------------------------------
                                                       RIAD
1. Total equity capital originally reported in the
   December 31, 1997, Reports of Condition and Income.. 3215  535,378   1
                                                             --------
2. Equity capital adjustments from amended Reports
   of Income, net*                                      3216        0   2.
                                                             --------
3. Amended balance end of previous calendar year
   (sum of items 1 and 2)                               3217  525,378   3.
                                                             --------
4. Net income (loss) (must equal Schedule RI, item 12)  4340   25,607   4.
                                                             --------
5. Sale, conversion, acquisition, or retirement of
   capital stock, net                                   4346        0   5.
                                                             --------
6. Changes incident to business combinations, net       4356        0   6.
                                                             --------
7. LESS: Cash dividends declared on preferred stock     4470        0   7.
                                                             --------
8. LESS: Cash dividends declared on common stock        4460    6,000   8.
                                                             --------
9. Cumulative effect of changes in accounting principles
   from prior years* (see instructions for this
   schedule)                                            4411        0   9.
                                                             --------
10. Corrections of material accounting errors from
    prior years* (see instructions for this schedule)   4412        0  10.
                                                             --------
11. Change in net unrealized holding gains (losses)
    on available-for-sale securities                    8433      624  11.
                                                             --------
12. Other transactions with parent holding company*
    (not included in item 5, 7, or 8 above)             4415     (676) 12.
                                                             --------
13. Total equity capital end of current period
    (sum of items 3 through 12) (must equal
    Schedule RC item 28)                                3210  544,933  13.
                                                             --------
-----------
*Describe on Schedule RI-E - Explanations.

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RI-4
ATLANTA, GA  30302                 Transit #: 06310215

                                                                               6
SCHEDULE RI-B -CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES AND
               CHANGES IN ALLOWANCE FOR CREDIT LOSSES

PART I. CHARGE-OFFS AND RECOVERIES ON LOANS AND LEASES (1)

Part I excludes charge-offs and recoveries through the
allocated transfer risk reserve.
                                                                1386-
                                                  Dollar Amounts in Thousands
--------------------------------------------------------------------------------
                                                   --CALENDAR YEAR-TO-DATE--

                                                    (Column A)       (Column B)
1. Loans secured by real estate:              RIAD  Charge-offs  RIAD Recoveries
                                              ----  -----------  ---- ----------
   a. To U.S. addressees (domicile)           4651         433   4661        51  1.a
                                                    ----------        ---------
   b. To non-U.S. addressees (domicile)       4652           0   4662         0  1.b
                                                    ----------        ---------
2. Loans to depository institutions and
   acceptances of other banks:
   a. To U.S. banks and other U.S.
      depository institutions                 4653           0   4663         0  2.a
                                                    ----------        ---------
   b. To foreign banks                        4654           0   4664         0  2.b
                                                    ----------        ---------
3. Loans to finance agricultural production
   and other loans to farmers                 4655           0   4665         0  3
                                                    ----------        ----------
4. Commercial and industrial loans:
   a. To U.S. addressees (domicile)           4645          25   4617       699  4.a
                                                    ----------        ----------
   b. To non-U.S. addressees (domicile)       4646           0   4618         0  4.b
                                                    ----------        ----------
5. Loans to individuals for household,
   family, and other personal expeditures:
   a. Credit cards and related plans          4656         205   4666        28  5.a.
                                                    ----------        ----------
   b. Other (includes single payment,
      installment, and all student loans)     4657       1,199   4667       241  5.b.
                                                    ----------        ----------
6. Loans to foreign governments and official
   institutions                               4643           0   4827         0  6
                                                    ----------        ----------
7. All other loans                            4644          80   4628        32  7
                                                    ----------        ----------
8. Lease financing receivables:
   a. Of U.S. addressees (domicile)           4658         750   4668         3  8.a.
                                                    ----------        ----------
   b. Of non-U.S. addressees (domicile)       4659           0   4669         0  8.b.
                                                    ----------        ----------
9. Total (sum of items 1 through 8)           4635       2,692   4605     1,054  9
                                                    ----------        ----------

MEMORANDA
                                                  Dollar Amounts in Thousands
--------------------------------------------------------------------------------
1.-3. Not applicable.                                --CALENDAR YEAR-TO-DATE--
                                                    (Column A)        (Column B)
                                              RIAD  Charge-offs  RIAD Recoveries
                                              ----  -----------  ---- ----------
4. Loans to finance commercial real estate,
   construction, and land development
   activities (not secured by real estate)
   included in Schedule RI-B, part I, item 4
   and 7, above                               5409            0  5410         0  M.4
                                                    -----------        ---------
5. Loans secured by real estate (sum of
   Memorandum items 5.a through 5.e must equal
   sum of Schedule RI-B, part I, item 1.a
   and 1.b, above):
   a. Construction and land development       3682           20  3583         4  M.5.a
                                                    -----------        ---------
   b. Secured by farmland                     3584            0  3585         0  M.5.b
                                                    -----------        ---------
   c. Secured by 1-4 family residential
      properties:
      (1) Revolving, open-end loans secured
          by 1-4 family residential
          properties and extended under lines
          of credit                           5411           20  5412         0  M.5.c1
                                                    -----------        ---------
      (2) All other loans secured by 1-4
          family residential properties       5413           36  5414         1  M.5.c2
                                                    -----------        ---------
   d. Secured by multifamily (5 or more)
      residential properties                  3588            0  3589         0  M.5.d
                                                    -----------        ---------
   e. Secured by nonfarm nonresidential
      properties                              3590          357  3591        46  M.5.e
                                                    -----------        ---------

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RI-5
ATLANTA, GA  30302                 Transit #: 06310215

                                                                              7
SCHEDULE RI-B - CONTINUED

PART II. CHANGES IN ALLOWANCE FOR CREDIT LOSSES
                                                  Dollar Amounts in Thousands
--------------------------------------------------------------------------------
                                                            RIAD
1. Balance originally reported in the December 31, 1997,
   Reports of Condition and Income                           3124   89,443  1.
                                                                   -------
2. Recoveries (must equal or exceed part 1, item 9,
   column B above)                                           2419    1,054  2.
                                                                   -------
3. LESS: Charge-offs (must equal or exceed part 1,
   item 9, column A above)                                   2432    2,692  3.
                                                                   -------
4. Provision for credit losses (must equal Schedule RI,
   Item 4.a)                                                 4230    1,400  4.
                                                                   -------
5. Adjustments* (see instructions for this schedule)         4815        0  5.
                                                                   -------
6. Balance end of current period (sum of items 1 through 5)
   (must equal or exceed Schedule RC, item 4.b)              A512   89,205  6

------------
*Describe on Schedule RI-E - Explanations.

SCHEDULE RI-E - EXPLANATIONS

SCHEDULE RI-E IS TO BE COMPLETED EACH QUARTER ON A CALENDAR YEAR-TO-DATE BASIS.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI.
(See Instructions for details)
                                                                1395-
                                                  Dollar Amounts in Thousands
--------------------------------------------------------------------------------
1. All other noninterest income (from Schedule RI,
   item 5.f.(2))
   Report amounts that exceed 10% of Schedule RI,
   item 5.f.(2):                                           RIAD YEAR TO DATE
                                                           ---- -----------
   a. Net gains (losses) on other real estate owned        5415         321  1.a
   b. Net gains (losses) on sales of loans                 5416       1,064  1.b
   c. Net gains (losses) on sales of premises and fixed
      assets                                               5417           0  1.c
Itemize and describe the three largest other amounts that exceed 10% of Schedule RI, item 5.f.(2):

               TEXT
   d. 4461     FOREIGN EXCHG-GAIN/LOSS                     4461         461  1.d
   e. 4462     SALE OF CUSTOMER CHECKS                     4462         402  1.e
   f. 4463     OTHER INCOME                                4463         367  1.f
2. Other noninterest expense (from Schedule RI, item 7.c): RIAD YEAR TO DATE
                                                           ---- ------------
   a. Amoritization expense of intangible assets          4531           0  2.a
   Report amounts that exceed 10% of Schedule RI, item 7.c:
   b. Net (gains) losses on other real estate owned        5418           0  2.b
   c. Net (gains) losses on sales of loans                 5419           0  2.c
   d. Net (gains) losses on sales of premises and fixed
      assets                                               5420           0  2.d
   Itemize and describe the three largest other amounts
   that exceed 10% of Schedule RI, item 7.c:
               TEXT
   e. 4464     I/C DATA PROCESSING FEE                     4464      10,999  2.e
   f. 4467     CR-CD-INTERCHANGE EXP                       4467       7,012  2.f
   g. 4468                                                 4468           0  2.g

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RI-6
ATLANTA, GA  30302                 Transit #: 06310215

                                                                               8
SCHEDULE RI-E - CONTINUED

                                                  Dollar Amounts in Thousands
--------------------------------------------------------------------------------
3. Extraordinary items and other adjustments (from Schedule RI, item 11.a)
   and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary items and other adjustments):
               TEXT                                              Year-to-Date
                                                              RIAD
a.(1) 4469                                      RIAD          4469      0  3.a.1
  (2) Applicable income tax effect              4486      0                3.a.2
b.(1) 4487                                                    4487      0  3.b.1
  (2) Applicable income tax effect              4488      0                3.b.2
c.(1) 4489                                                    4489      0  3.c.1
  (2) Applicable income tax effect              4491      0                3.c.2
4. Equity capital adjustments from amended
   Reports of Income (from Schedule RI-A,
   item 2)
   (itemize and describe all adjustments):
               TEXT                                          RIAD
   a. 4492                                                   4492       0  4.a
   b. 4493                                                   4493       0  4.b
5. Cumulative effect of changes in accounting
   principles from prior years (from Schedule RI-A,
   item 9) (itemize and describe all changes in
   accounting principles):
               TEXT                                          RIAD
   a. 4494                                                   4494       0  5.a
   b. 4495                                                   4495       0  5.b
6. Corrections of material accounting errors from
   prior years (from Schedule RI-A, item 10)
   (itemize and describe all corrections):
               TEXT                                          RIAD
   a. 4496                                                   4496       0  6.a
   b. 4497                                                   4497       0  6.b
7. Other transactions with parent holding company
   (from Schedule RI-A, item 12)
   (itemize and describe all such transactions):
               TEXT                                          RIAD
   a. 4498  FIXED ASSET DIVIDEND                             4498    (676) 7.a
   b. 4499                                                   4499       0  7.b
8. Adjustments to allowance for credit losses (from
   Schedule RI-B, part II, Item 5)
   (itemize and describe all adjustments):
               TEXT                                          RIAD
   a. 4521                                                   4521       0  8.a
   b. 4522                                                   4522       0  8.b

                                                          1398  1399-
9. Other explanations (the space below is provided
   for bank to briefly describe, at its option, any
   other significant items affecting the Repor RIAD
   X = NO COMMENT - Y = COMMENT ______________ 4769   X
   Other explanations (please type or print clearly):
          TEXT 4769  (70 characters per line)

          ---------------------------------------------------
          ---------------------------------------------------
          ---------------------------------------------------
          ---------------------------------------------------
          ---------------------------------------------------

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RC-1
ATLANTA, GA  30302                 Transit #: 06310215

                                                                               9
CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC- BALANCE SHEET
                                                                C300-
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository institutions
   (from Schedule RC-A):                                   RCON
   a. Noninterest-bearing balances and currency
      and coin (1)                                         0061    547,698  1.a
   b. Interest-bearing balances(2)                         0071      4,167  1.b
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B,
      column A)                                            1754          0  2.a
   b. Available-for-sale securities (from Schedule RC-B,
      column D)                                            1773    725,998  2.b
3. Federal funds sold and securities purchased under
   agreements to resell                                    1350    574,904  3
4. Loans and lease financing receivables: RCON
   a. Loans and leases, net of unearned
      income (from Schedule RC-C)         2122   6,058,046                  4.a
   b. LESS: Allowance for loan and lease
      losses                              3123      89,205                  4.b
   c. LESS: Allocated transfer risk
      reserve                             3128           0                  4.c
   d. Loans and leases, net of unearned                    RCON
      income, allowance, and reserve
      (item 4.a minus 4.b and 4.c)                         2125  5,968,841  4.d
5. Trading assets (from Schedule RC-D)                     3545          0  5.
6. Premises and fixed assets (including
   capitalized leases)                                     2145     52,965  6.
7. Other real estate owned (from Schedule RC-M)            2150      2,071  7.
8. Investments in unconsolidated
   subsidiaries and associated companies
   (from Schedule RC-M)                                    2130      7,804  8.
9. Customers' liability to this bank of
   acceptances outstanding                                 2155      1,847  9.
10.Intangible assets (from Schedule RC-M)                  2143          0  10.
11.Other assets (from Schedule RC-F)                       2160     82,572  11.
12.Total assets (sum of items 1 through 11)                2170  7,968,865  12.

-----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RC-2
ATLANTA, GA  30302                 Transit #: 06310215

                                                                              10

SCHEDULE RC- CONTINUED
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                    RCON
    a. In domestic offices (sum of totals
       of columns A and C form Schedule RC-E    CON              2200   4,184,594 13.a
       (1) Noninterest-bearing(1)               6631 1,272,935                    13.a.1
       (2) Interest-bearing                     6636 2,911,659                    13.a.2
    b. In foreign offices, Edge and Agreement
       subsidiaries, and IBFs
       (1) Noninterest-bearing
       (2) Interest-bearing
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                2800   2,524,575 14
15.a.Demand notes issued to the U.S. Treasury                    2840           0 15.a
   b.Trading liabilities (from Schedule RC-D)                    3548           0 15.b
16. Other borrowed money (includes mortgage indebetedness
    and obligations under captialized leases):
   a.With a remaining maturity of one year or less               2332     502,732 16.a
   b.With a remaining maturity of more than one year through
     three years                                                 A547           0 16.b
   c.With a remaining maturity of more than three years          A548           0 16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding     2920       1,847 18
19. Subordinated notes and debentures (2)                        3200     160,000 19
20. Other liabilities (from Schedule RC-G)                       2930      50,184 20
21. Total liabilities (sum of items 13 through 20)               2948   7,423,932 21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                3838           0 23
24. Common stock                                                 3230       5,098 24
25. Surplus (exclude all surplus related to preferred stock)     3839     124,125 25
26.a.Undivided profits and captial reserves                      3632     411,373 26.a
   b.Net unrealized holding gains (losses) on available-for-
     sale securities                                             8434       4,337 26.b
27. Cumulative foreign currency translation adjustments                           27
28. Total equity capital (sum of items 23 through 27)            3210     544,933 28
29. Total liabilities and equity capital (sum of items 21
    and 28)                                                      3300   7,968,865 29
MEMORANDUM
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
   auditing work performed for the bank by independent external
   auditors as of any date during 1997                           6724           2 M.1

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4=Directors' examination of the bank performed by other external auditors
  (may be required by state chartering authority)
5=Review of the bank's financial statements by external auditors
6=Compilation of the bank's financial statements by external auditors
7=Other audit procedures (excluding tax preparation work)
8=No external audit work
--------------
(1)Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)Includes limited-life preferred stock and related surplus.


SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:03/31/98  State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632            Vendor ID: D     Cert#: 21043        RC-3
ATLANTA, GA  30302                  Transit#: 06310215
                                                                              11

SCHEDULE RC-A-CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS

Exclude assets held for trading.
                                                                C305-

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
1.  Cash items in process of collection, unposted      RCON
    debits, and currency and coin:                     ----
    a. Cash items in process of collection             0020     362,625    1.a
       and unposted debits
    b. Currency and coin                               0080      93,726    1.b
2.  Balances due from depository institutions in
    the U.S.:
    a. U.S. branches and agencies of foreign banks     0083           0    2.a
    b. Other commercial banks in the U.S. and
       other depository institutions in the U.S.       0085      23,569    2.b
3.  Balances due from banks in foreign countries
    and foreign central banks:
    a. Foreign branches of other U.S. banks            0073           0    3.a
    b. Other banks in foreign countries and
       foreign central banks                           0074         886    3.b
4.  Balances due from Federal Reserve Banks            0090      71,057    4
5.  Total (sum of items 1 through 4)(must equal
    Schedule RC, sum of items 1.a and 1.b)             0010     551,863    5


MEMORANDUM
                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial    CON
   banks in the U.S. (included in items 2.a and 2.b
   above)__________________________________________    0050      19,402    M.1


SCHEDULE RC-B--SECURIITES

Exclude assets held for training.
                                                                C310-

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
                                      HELD TO MATURITY              AVAILABLE TO SALE
                                         (COLUMN A)      (COLUMN B)       (COLUMN C)        (COLUMN D)
                                       AMORTIZED COST    FAIR VALUE     AMORTIZED COST    FAIR VALUE(1)
                                    RCON             CON             CON               CON
                                    ----             ---             ---               ---
1.  U.S. Treasury
    securities                      0211      0      0213        0   1286    364,317   1287   367,892    1
2.  U.S. Government agency
    obligations(exclude mortgage-
    backed securities):
    a. Issued by U.S. Government
       agencies(2)                  1289      0      1290        0   1291          0   1293         0    2.a
    b. Issued by U.S. Government-
       sponsored agencies(3)        1294      0      1295        0   1297     69,595   1298    70,837    2.b

---------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export - Import Bank participation certificates.
(3) Includes obligations(other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, the Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.



SUNTRUST BANK, CENTRAL, FLORIDA N.A.    Call Date: 03/31/98      State #: 12-1159    FFIEC 032
P.O. BOX 4418  CENTER 632               Vendor ID: D              Cert #:  21043     RC-4
ATLANTA, GA 30302                       Transit #: 06310215

                                                                              12

SCHEDULE RC-B CONTINUED

                                                                                       DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------------------------------------------
                                                              HELD TO MATURITY              AVAILABLE FOR SALE
                                                         (COLUMN A)       (COLUMN B)      (COLUMN C)      (COLUMN D)
                                                      AMORTIZED COST      FAIR VALUE   AMORTIZED COST    FAIR VALUE(1)

3. Securities issued by states and political
   subdivisions in the U.S.:                          CON             CON             CON             CON
                                                      ------------    -------------   -------------   -------------
   a. General obligations                             1676        0   1677        0   1678   30,479   1679   31,517 3.a
                                                          ---------       ---------       ---------       ---------
   b  Revenue obligation                              1681        0   1686        0   1690    3,993   1691    4,235 3.b
                                                          ---------       ---------       ---------       ---------
   c. Industrial development
      and similar obligations                         1694        0   1695        0   1696        0   1697        0 3.c
                                                          ---------       ---------       ---------       ---------
4. Mortgage-backed securities (MBS):
   a. Pass-through securities
      (1) Guaranteed by GNMA                          1698        0   1699        0   1701   53,032   1702   53,734 4.a(1)
                                                          ---------       ---------       ---------       ---------
      (2) Issued by FNMA and FHLMC                    1703        0   1705        0   1706   74,000   1707   74,193 4.a(2)
                                                          ---------       ---------       ---------       ---------
      (3) Other pass-through securities               1709        0   1710        0   1711        0   1713        0 4.a(3)
                                                          ---------       ---------       ---------       ---------
   b. Other mortgage-backed securities (include
      (CMOs, REMICs and stripped MBS):
      (1) issued or guaranteed by FNMA,               CON             CON             CON             CON
                                                      ------------    -------------   -------------   -------------
          FHLMC, or GNMA                              1714        0   1715        0   1716   90,800   1717   90,917 4.b(1)
                                                          ---------       ---------       ---------       ---------
      (2) Collaterized by MBS issued or guaranteed
          by FNMA, FHLMC, or GNMA                     1718        0   1719        0   1731        0   1732        0 4.b(2)
                                                          ---------       ---------       ---------       ---------
      (3) All other mortgage-backed securities        1733        0   1734        0   1735        0   1736        0 4.b(3)
                                                          ---------       ---------       ---------       ---------
5. Other debt securities:
   a. Other domestic debt securities                  1737        0   1738        0   1739        0   1741        0 5.a
                                                          ---------       ---------       ---------       ---------
   b. Foreign debt securities                         1742        0   1743        0   1744      250   1746      250 5.b
                                                          ---------       ---------       ---------       ---------
6. Equity securities:
   a. Investments in mutual funds and
      other equity securities with
      readily determinable fair values                                                A510   28,546   A511   28,546 6.a
                                                                                          ---------       ---------
   b. All other equity securities(1)                                                  1752    3,877   1753    3,877 6.b
                                                                                          ---------       ---------
7. Total (sum of items 1 through 6) (total of
   Column A must equal Schedule RC item 2.a)
   (total of column D must equal Schedule RC,         CON             CON             CON             CON
                                                      ------------    -------------   -------------   -------------
   item 2.b)                                          1754        0   1771        0   1772  718,889   1773  725,998 7.
                                                          ---------       ---------       ---------       ---------

----------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.


SUNTRUST BANK, CENTRAL, FLORIDA N.A.    Call Date: 03/31/98      State #: 12-1159    FFIEC 032
P.O. BOX 4418  CENTER 632               Vendor ID: D              Cert #:  21043     RC-5
ATLANTA, GA 30302                       Transit #: 06310215

                                                                              13

SCHEDULE RC-B CONTINUED
                                                                            C312
MEMORANDA                                                                                      DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------------------------------------------------
                                                                                                    RCON
                                                                                                    --------------
1. Pledged securities(1)                                                                             0416   552,145 M.1
                                                                                                        ----------
2. Maturity and repricing data for debt securities (1,2) (excluding those in nonaccrual status):
   a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.: other non-mortgage debt securities and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of (3,4)
      (1) Three months or less                                                                      A549    54,983 M.2.a1
                                                                                                        ----------
      (2) Over three months through 12 months                                                       A550   173,145 M.2.a2
                                                                                                        ----------
      (3) Over one year through three years                                                         A551   187,290 M.2.a3
                                                                                                        ----------
      (4) Over three years through five years                                                       A552    43,702 M.2.a4
                                                                                                        ----------
      (5) Over five  years through 15 years                                                         A553    15,611 M.2.a5
                                                                                                        ----------
      (6) Over 15 years                                                                             A554         0 M.2.a6
                                                                                                        ----------
   b. Mortgage pass-through securities backed by closed-end first lien 1-4 family
      residential mortgages with a remaining maturity or repricing frequency of: (3,5)              A555    12,895 M.2.b1
                                                                                                        ----------
      (1) Three months or less                                                                      A556   102,303 M.2.b2
                                                                                                        ----------
      (2) Over three months through 12 months                                                       A557       164 M.2.b3
                                                                                                        ----------
      (3) Over one year through three years                                                         A558     8,003 M.2.b4
                                                                                                        ----------
      (4) Over three years through five years                                                       A559     4,396 M.2.b5
                                                                                                        ----------
      (5) Over five  years through 15 years                                                         A560       146 M.2.b6
                                                                                                        ----------
      (6) Over 15 years
   c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS;
      exclude mortgage pass-through securities) with an expected average life of; (6)
      (1) Three years or less                                                                       A561    89,119 M.2.c1
                                                                                                        ----------
      (2) Over three years                                                                          A562     1,798 M.2.c2
                                                                                                        ----------
   d. Fixed rate AND floating rate debt securities with a REMAINING MATURITY of one
      year or less (included in Memorandum items 2.a through 2.c above)                             A248   272,656 M.2.d
                                                                                                        ----------
3.-6 Not applicable
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date
   of sale or transfer                                                                              1776         0 M.7
                                                                                                        ----------
8. High-risk mortgage securities (included in the held-to maturity and available-for-sale accounts in Schedule RC-B, item 4.b)
   a. Amortized cost                                                                                8780         0 M.8.a
                                                                                                        ----------
   b. Fair value                                                                                    8781         0 M.8.b
                                                                                                        ----------
9. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5);
   a. Amortized cost                                                                                8782         0 M.9.a
                                                                                                        ----------
   b. Fair value                                                                                    8783         0 M.9.b
                                                                                                        ----------

----------
(1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
(2) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
(3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.
(4) Sum of Memorandum items 2.a(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3 and 5, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(5) Sum of Memorandum items 2.b.(1) through 2.b(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
(6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.



SUNTRUST BANK, CENTRAL, FLORIDA N.A.    Call Date: 03/31/98      State #: 12-1159    FFIEC 032
P.O. BOX 4418  CENTER 632               Vendor ID: D              Cert #:  21043     RC-6
ATLANTA, GA 30302                       Transit #: 06310215

SCHEDULE RC-C - LOANS AND LEASE FINANCING RECEIVABLES

PART 1. LOANS AND LEASES

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.

                                                                           C315-

                                                                                        DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------------------------------------------------
1. Loans secured by real estate:                                                                RCON
                                                                                                -------------------
   a. Construction and land development                                                         1415    164,655 1.a
                                                                                                    -----------
   b. Secured by farmland (including farm residential and other improvements)                   1420     25,299 1.b
                                                                                                    -----------
   c. Secured by 1-4 family residential properties:
      (1) Revolving, open-end loans secured by 1-4 family residential properties and
          extended under lines of credit                                                        1797     95,842 1.c.1
                                                                                                    -----------
      (2) All other loans secured by 1-4 family residential properties:
          (a) Secured by first liens                                                            5367  1,107,288 1.c.2a
                                                                                                    -----------
          (b) Secured by junior liens                                                           5368    104,244 1.c.2b
                                                                                                    -----------
    d. Secured by multifamily (5 or more) residential properties                                1460     33,125 1.d
                                                                                                    -----------
    e. Secured by nonfarm nonresidential properties                                             1480    429,959 1.e
                                                                                                    -----------
2. Loans to depository institutions:
   a. To commercial banks in the U.S.:
      (1) To U.S. branches and agencies of foreign banks                                        1506          0 2.a1
                                                                                                    -----------
      (2) To other commercial banks in the U.S.                                                 1507    218,185 2.a2
                                                                                                    -----------
   b. To other depository institutions in the U.S.                                              1517        107 2.b
                                                                                                    -----------
   c. To banks in foreign countries:
      (1) To foreign branches of other U.S. banks                                               1513          0 2.c1
                                                                                                    -----------
      (2) To other banks in foreign countries                                                   1516          0 2.c2
                                                                                                    -----------
3. Loans to finance agricultural production and other loans to farmers                          1590     55,372 3.
                                                                                                    -----------
4. Commercial and industrial loans:
   a. To U.S. addressees (domicile)                                                             1763  2,684,665 4.a
                                                                                                    -----------
   b. To non-U.S. addressees (domicile)                                                         1764     25,440 4.b
                                                                                                    -----------
5. Acceptances of other banks:
   a. Of U.S. banks                                                                             1756        345 5.a
                                                                                                    -----------
   b. Of foreign banks                                                                          1757        379 5.b
6. Loans to individuals for household, family, and other personal expenditures
   (i.e., consumer loans) (includes purchased paper):
   a. Credit cards and related plans (includes check credit and other revolving credit plans)   2008     23,255 6.a
                                                                                                    -----------
   b. Other (includes single payment, installment, and all student loans)                       2011    514,726 6.b
                                                                                                    -----------
7. Loans to foreign government and official institutions (including foreign central banks)      2081          0 7
                                                                                                    -----------
8. Obligations (other than securities and leases) of states and political subdivisions
   in the U.S. (includes nonrated industrial development obligations)                           2107    196,190 8
                                                                                                    -----------
9. Other Loans:
   a. Loans for purchasing or carrying securities (secured and unsecured)                       1545     89,259 9.a
                                                                                                    -----------
   b. All other loans (exclude consumer loans)                                                 1564    133,675 9.b
                                                                                                    -----------
10. Lease financing receivables (net of unearned income):
    a. Of U.S. addressees (domicile)                                                            2182    156,036 10.a
                                                                                                    -----------
    b. Of non-U.S. addressees (domicile)                                                        2183          0 10.b
                                                                                                    -----------
11. LESS: Any unearned income on loans reflected in items 1-9 above                             2123          0 11.
                                                                                                    -----------
12. Total loans and leases, net of unearned income (sum of items 1 through 10
    minus items 11) (must equal Schedule RC, item 4.a)                                          2122  6,058,046 12
                                                                                                    -----------



SUNTRUST BANK, CENTRAL, FLORIDA N.A.    Call Date: 03/31/98      State #: 12-1159    FFIEC 032
P.O. BOX 4418  CENTER 632               Vendor ID: D              Cert #:  21043     RC-7
ATLANTA, GA 30302                       Transit #: 06310215

SCHEDULE RC-C CONTINUED

PART 1. CONTINUED

MEMORANDA                                                                                         DOLLAR AMOUNTS IN THOUSANDS
----------------------------------------------------------------------------------------------------------------------------------
1. Not applicable
2. Loans and Leases restructured and in compliance with modified items (included in
   Schedule RC-C, part 1, above, and not reported as past due or nonaccrual in Schedule RC-N,
   Memorandum item 1):
   a. Loans secured by real estate:                                                                        RCON
                                                                                                           ------------------------
      (1) To U.S. addressees (domicile)                                                                    1687           0 M.2.a.1
                                                                                                               ------------
      (2) To non-U.S. addressees (domiciles                                                                1689           0 M.2.a.2
                                                                                                               ------------
   b. All other loans and lease financing receivables (exclude loans to individuals for
      household, family, and other personal expenditures)                                                  8691           0 M.2.b
                                                                                                               ------------
   c. Commercial and industrial loans to and lease financing receivables of
      non-U.S. addressees (domicile) included in Memorandum item 2.b above                                  8692           0 M.2.c
                                                                                                               ------------
3. Maturity and repricing date for loans and leases (excluding those in nonaccrual status):
   a. Closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, part 1, item 1.c(2).(a)) with a remaining maturity or repricing frequency of: (1,2)
      (1) Three months or less                                                                             A564      11,043 M.3.a1
                                                                                                                ------------

      (2) Over three months through 12 months                                                              A565     353,723 M.3.a2
                                                                                                               ------------

      (3) Over one year through three years                                                                A566     124,647 M.3.a3
                                                                                                               ------------

      (4) Over three years through five years                                                              A567     404,586 M.3.a4
                                                                                                               ------------
      (5) Over five  years through 15 years                                                                A568     155,402 M.3.a5
                                                                                                               ------------
      (6) Over 15 years                                                                                    A569      55,886 M.3.a6
                                                                                                               ------------

   b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10) excluding closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, part I item 1.c.(2).(a)) with a remaining maturity or repricing frequency of: (1,3)
      (1) Three months or less                                                                             A570   2,857,166 M.3.b1
                                                                                                               ------------
      (2) Over three months through 12 months                                                              A571     329,074 M.3.b2
                                                                                                               ------------
      (3) Over one year through three years                                                                A572     454,912 M.3.b3
                                                                                                               ------------
      (4) Over three years through five years                                                              A573     777,883 M.3.b4
                                                                                                               ------------
      (5) Over five  years through 15 years                                                                A574     472,847 M.3.b5
                                                                                                               ------------
      (6) Over 15 years                                                                                    A575      49,386 M.3.b6
                                                                                                               ------------
   c. Fixed rate AND floating rate loans and leases (reported in Schedule RC-C, part I,
      items 1 through 10)) with a REMAINING MATURITY  of one year or less                                  A247   1,325,544 M.3.c
                                                                                                               ------------
   d. Fixed rate AND floating rate loans secured by nonfarm nonresidential properties (reported in
      Schedule RC-C, part 1, item 1.a) with a REMAINING MATURITY  of over five years
      (included in Memorandum item 3.b above)                                                              A577     142,830 M.3.d
                                                                                                               ------------
   e. Fixed rate AND floating rate commercial and industrial loans (reported in Schedule RC-C, part 1,
      item 4) with a REMAINING MATURITY of over three years                                                A578   1,376,632 M.3.e
                                                                                                               ------------

----------
(1) Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.
(2) Sum of Memorandum items 3.a.(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part 1, item 1.c(2)(a).
(3) Sum of Memorandum items 3.b.(1) through 3.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N. Memorandum item 3.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c(2)(a)


SUNTRUST BANK, CENTRAL, FLORIDA N.A.    Call Date: 03/31/98      State #: 12-1159    FFIEC 032
P.O. BOX 4418  CENTER 632               Vendor ID: D              Cert #:  21043     RC-8
ATLANTA, GA 30302                       Transit #: 06310215

SCHEDULE RC-C CONTINUED

PART 1. CONTINUED

MEMORANDA                                                                                         DOLLAR AMOUNTS IN THOUSANDS
----------------------------------------------------------------------------------------------------------------------------------
4. Loans to finance commercial real estate, construction, and land development activities
   (not secured by real estate) included in Schedule RC-C, part 1, items 4 and 9.b,
   page RC-6 (1)                                                                                    2746      66,181 M.4
                                                                                                        ------------
5. Loans and leases held for sale (included in Schedule RC-C, part 1, page 1, page RC-C             5369      23,900 M.5
                                                                                                        ------------
6. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties
   (included in Schedule RC-C, part I, item 1.c.(2)(a), page RC-6)                                  6370      908,813 M.6
                                                                                                        -------------

----------
(1)  Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e.

SCHEDULE RC-D TRADING ASSETS AND LIABILITIES

Schedule RC-D is to be completed by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).
                                                                          C320-

                                                                                      DOLLAR AMOUNTS IN THOUSANDS
-----------------------------------------------------------------------------------------------------------------
ASSETS                                                                                              RCON
1. U.S. Treasury securities                                                                         3531      0 1
                                                                                                        -------
2  U.S. Government agency obligations (exclude mortgage-backed securities)                          3532      0 2
                                                                                                        -------
3. Securities issued by states and political subdivisions in the U.S.                               3533      0 3
                                                                                                        -------
4. Mortgage-backed securities (MBS):
   a. Pass-through securities issued or guaranteed by FNMA, GHLMC, or GNMA                          3534      0 4.a
                                                                                                        -------
   b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA
     (include CMOs, REMICs, and stripped MBS)                                                       3535      0. 4.b
                                                                                                        -------
   c. All other mortgage-backed securities                                                          3536      0 4.c
                                                                                                        -------
5. Other debt securities                                                                            3537      0 5
                                                                                                        -------
6.-8. Not applicable
9. Other trading assets                                                                             3541      0 9
                                                                                                        -------
10. Not applicable
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity
    contracts                                                                                       3543      0 11
                                                                                                        -------
12. Total trading assets (sum of items 1 through 11) must equal Schedule RC, item 5)                3545      0 12
                                                                                                        -------

LIABILITIES
13. Liability for short positions                                                                   3546      0 13
                                                                                                        -------
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity
    contracts                                                                                       3547      0 14
                                                                                                        -------
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15.b)          3548      0 15
                                                                                                        -------


SUNTRUST BANK, CENTRAL, FLORIDA N.A.    Call Date: 03/31/98      State #: 12-1159    FFIEC 032
P.O. BOX 4418  CENTER 632               Vendor ID: D              Cert #:  21043     RC-9
ATLANTA, GA 30302                       Transit #: 06310215

SCHEDULE RC-E - DEPOSIT LIABILITIES                                        C325-

                                                         TRANSACTION ACCOUNTS              NONTRANSACTION
                                                                                              ACCOUNTS
(                                                     (COLUMN A)          (COLUMN B)          (COLUMN C)
                                                        TOTAL             MEMO: TOTAL          TOTAL
                                                      TRANSACTION           DEMAND         NONTRANSACTION
                      DOLLAR AMOUNTS IN THOUOSANDS     ACCOUNTS            DEPOSITS           ACCOUNTS
-------------------------------------------------- (INCLUDING TOTAL      (INCLUDED IN        (INCLUDING
                                                    DEMAND DEPOSITS)      COLULMN A)            MMDAs)

DEPOSITS OF:                                        RCON               CON                CON
                                                    ----------------   ----------------   ----------------
1. Individuals, partnerships and corporations       2201   1,064,892   2240     892,164   2346   2,789,783 1
2. U.S. Government                                  2202         829   2280         829   2520           0 2
3. States and political subdivisions in the U.S.    2203      32,313   2290      28,551   2530      86,949 3
4. Commercial banks in the U.S.                     2206     197,510   2310     197,510   2550           0 4
5. Other depository institutions in the U.S.        2207       6,992   2312       6,992   2349           0 5
6. Banks in foreign countries                       2213         421   2320         421   2236           0 6
7. Foreign governments, and official institutions
   (including foreign central banks)                2216           0   2300           0   2377           0 7
8. Certified and official checks                    2330       4,905   2330       4,905                    8
9. Total (sum of items 1 through 8) (sum of
   columns A and C must equal Schedule RC,
   items 13.a)                                      2215   1,307,862   2210   1,131,372   2285   2,876,732 9

MEMORANDA                                                                          DOLLARS AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------
1. Selected components of total deposits (i.e., sum of items 9, columns A and C):                 RCON
   b. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts                         6835   141,869 M.1.a
   b. Total brokered deposits                                                                     2365     4,000 M.1.b
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):
      (1) Issued in denominations of less than $100,000                                           2343         0 M.1.c1
      (2) Issued either in denomination of $100,000 or in denominations greater than
          $100,000 and participated out by the broker in shares of $100,000 or less               2344         0 M.1.c2
   d. Maturity data for brokered deposits:
      (1) Brokered deposits issued in denominations of less than $100,000 with a remaining
          maturity of one year or less (included in Memorandum item 1.c(1) above                  A243         0 M.1.d1
      (2) Brokered deposits issued in denominations of $100,000 or more with a remaining
          maturity of one year or less (included in Memorandum item 1.b above)                    A244     4,000 M.1.d2
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S.
      reported in item 3 above which are secured or collateralized as required under state law)
      (to be completed for the December report only)                                              5590       N/A M.1.e
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 9, column C, above):
   a. Savings deposits:
      (1) Money market depost accounts (MMDAs)                                                    6810   871,820 M.2.a1
      (2) Other savings deposits (excludes MMDAs)                                                 0352   995,983 M.2.a2
   b. Total time deposits of less than $100,000                                                   6648   691,673 M.2.b
   c. Total time deposits of $100,000 or more                                                     2604   317,256 M.2.c
3. All NOW accounts (included in column A above)                                                  2398   176,490 M.3
4. Not applicable


SUNTRUST BANK, CENTRAL, FLORIDA N.A.    Call Date: 03/31/98      State #: 12-1159    FFIEC 032
P.O. BOX 4418  CENTER 632               Vendor ID: D              Cert #:  21043     RC-10
ATLANTA, GA 30302                       Transit #: 06310215

MEMORANDA (CONTINUED)                                                           DOLLARS AMOUNTS IN THOUSANDS
---------------------------------------------------------------------------------------------------------------
5. Maturity and repricing data for time deposits of less than $100,000:
   a. Time deposits of less than $100,000 with a remaining maturity or repricing
      frequency of: (1,2)                                                                 RCON
      (1) Three months or less                                                            A579   200,559 M.5.a1
      (2) Over three months through 12 months                                             A580   295,403 M.5.a2
      (3) Over one year through three years                                               A581   171,895 M.5.a3
      (4) Over three years                                                                A582    23,816 M.5.a4
   b. Fixed rate AND floating rate time deposits of less than $100,000 with a REMAINING
      MATURITY of one year or less (included in Memorandum items 5.a.(1)
      through 5.a.(4) above)                                                              A241   483,160 M.5.b
6. Maturity and repricing data for time deposits of $100,000 or more:
   a. Time deposits of $100,000 or more with remaining maturity or repricing frequency of: (1,3)
      (1) Three months or less                                                            A584    94,581 M.6.a1
      (2) Over three months through 12 months                                             A585   119,942 M.6.a2
      (3) Over one year through three years                                               A586    93,803 M.6.a3
      (4) Over three years                                                                A587     8,930 M.6.a4
   b.  Fixed rate AND floating rate time deposits of $100,000 or more with a REMAINING
       MATURITY of one year or less (included in memorandum items 6.a.(1)
       through 6.a.(4) above)                                                             A242   211,876 M.6.b

----------
(1) Report fixed rate time deposits by remaining maturity and floating rate time deposits by repricing frequency.
(2) Sum of Memorandum items 5.a.(1) through 5.a.(4) must equal Schedule RC-E Memorandum item 2.b above
2) Sum of Memorandum items 6.a.(1) through 6.b.(4) must equal Schedule RC-E Memorandum item 2.c above


SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:03/31/98  State#:12-1159  FFIEC
P.O. BOX 4419 CENTER 632            Vendor ID: D      Cert#: 21043       RC-11
ATLANTA, GA  30302                  Transit#: 06310215

                                                                              19

SCHEDULE RC-F-OTHER ASSETS
                                                                           C330-

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
                                                  RCON
                                                  ----
1.  Income earned, not collected on loans         2164      36,167      1.
2.  Net deferred tax assets(1)                    2148      25,477      2.
3.  Interest-only strips receivable
    (not in the form of a security)(2) on:
    a. Mortgage loans                             A519           0      3.a
    b. Other financial assets                     A520           0      3.b
4.  Other (itemize and describe amounts that
    exceed 25% of this item)                      2168      20,928      4.
                TEXT                  RCON
                ----                  ----
    a. 3549   SECURITIES-ACCRD INC    3549  7,422                       4.a
    b. 3550                           3550      0                       4.b
    c. 3551                           3551      0  CON                  4.c
                                                   ---
5.  Total(sum of items 1 through 4)(must equal
    Schedule RC, item 11)                         2160       82,572     5.

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
MEMORANDUM                                        RCON
                                                  ----
1. Deferred tax assets disallowed for regulatory
   capital purposes______________________________ 5610            0     M.1

SCHEDULE RC-G-OTHER LIABILITIES
                                                                           C335-

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
                                                  RCON
                                                  ----
1. a. Interest accrued and unpaid on
      deposits(3)                                 3645       11,414     1.a
   b. Other expenses accrued and unpaid
      (includes accrued income taxes payable)     3646       32,581     1.b
2. Net deferred tax liabilities(1)                3049            0     2.
3. Minority interest in consolidated
   subsidiaries                                   3000            0     3.
4. Other(itemize and describe amounts that
   exceed 25% of this item)                       2938        6,189     4.
                TEXT                  RCON
                ----                  ----
    a. 3552  ACCOUNTS PAYABLE         3552  1,955                       4.a
    b. 3553                           3553      0                       4.b
    c. 3554                           3554      0  CON                  4.c
5.  Total (sum of items 1 through 4)(must equal    ---
    Schedule RC, item 20)                         2930        50,184    5.

--------
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, Item 2.b, or as trading assets in Schedule RC, Item 5, as appropriate.
(3) For savings banks, includes "dividends" accrued and unpaid on deposits.

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date:3/31/98 State #:12-1159  FFIEC 032
P.O.BOX 4418 CENTER 632            Vendor ID: D       Cert #: 21043     RC-12
ATLANTA, GA  30302                 Transit #: 06310215

                                                                              20
SCHEDULE RC-K QUARTERLY AVERAGES (1)
                                                                           C355-

                                                  DOLLAR AMOUNTS IN THOUSANDS
------------------------------------------------------------------------------
ASSETS                                                  RCON
1. Interest-bearing balances due from depository
   institutions                                         3381      4,166   1.
2. U.S. Treasury securities, U.S. Government agency
   obligations (2)                                      3382    737,291   2
3. Securities issued by states and political
   subdivisions in the U.S.(2)                          3383     34,750   3.
4.a.Other debt securities (2)                           3647        250   4.a
  b.Equity securities (3)(includes investments in
    mutual funds and Federal Reserve stock)             3648     26,341   4.b
5. Federal funds sold and securities purchased under
   agreements to resell                                 3365    612,819   5
6. Loans:
   a. Total loans                                       3360  5,790,884   6.a
   b. Loans secured by real estate                      3385  1,937,514   6.b
   c. Loans to finance agricultural production and
      other loans to farmers                            3386     69,768   6.c
   d. Commercial and industrial loans                   3387  2,817,159   6.d
   e. Loans to individiuals for household, family, and
      other personal expenditures                       3388    542,685   6.e
7. Trading assets                                       3401          0   7.
8. Lease financing receivables (net of unearned income) 3484    151,954   8.
9. Total assets(4)                                      3368  7,881,082   9.
LIABILITIES
10.Interest-bearing transaction accounts (NOW accounts,
   ATS accounts, and telephone and preauthorized
   transfer accounts) (exclude demand deposits)         3485    164,922  10
11.Nontransaction accounts:
   a. Money market deposit accounts (MMDAs)             3488    850,523  11.a
   b. Other savings deposits                            3487    985,337  11.b
   c. Time deposits of $100,000 or more                 A514    331,631  11.c
   d. Time deposits of less than $100,000               A529    682,242  11.d
12.Federal funds purchased and securities sold under
   agreements to repurchase                             3353  2,729,264  12
13.Other borrowed money (includes mortgage
   indebtedness and obligations under capitalized
   leases)                                              3355    307,944  13
--------------
(1)For all items, banks have the option of reporting either (1) an average of daily figures for the quarter or (2) an average of weekly figures (i.e., the Wednesday of each of the quarter).
(2)Quarterly averages for all debt securities should be based on amoritized cost.
(3)Quarterly averages for all equity securities should be based on historical cost.
(4)The quarterly averages for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.


SUNTRUST BANK, CENTRAL FLORIDA N.A.  Call Date:03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632             Vendor ID: D       Cert#:21043      RC-13
ATLANTA, GA 30302                    Transit#: 06310215
                                                                              21

SCHEDULE RC-L - OFF-BALANCE SHEET ITEMS

Please read carefully the instructions for the preparation of Schedule RC-L.
Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                          C360-

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------

1. Unused commitments:
   a. Revolving, open-end lines secured by                            RCON
      1-4 family residential properties,                              ----
      e.g., home equity lines                                         3814       158,679  1.a
   b. Credit card lines                                               3815             0  1.b
   c. Commercial real estate, construction,
      and land development:
      (1) Commitments to fund loans secured by
          real estate                                                 3816       230,524  1.c.1
      (2) Commitments to fund loans not secured
          by real estate                                              6550        81,347  1.c.2
   d. Securities underwriting                                         3817             0  1.d
   e. Other unused commitments                                        3818     4,976,171  1.e
2. Financial standby letters of credit             CON                3819       837,363  2.
   a. Amount of financial standby letters of       ---
      credit conveyed to others                    3820   293,348                         2.a
3. Performance standby letters of credit                              3821        33,291  3.
   a. Amount of performance standby letters
      of credit conveyed to others                 3822     7,104
4. Commercial and similar letters of credit                           3411        10,563  4.
5. Participation in acceptances (as described
   in the instructions) conveyed to others
   by the reporting bank                                              3428            21  5.
6. Participations in acceptance (as described
   in the instructions) acquired by the reporting
   (nonaccepting) bank                                                3429             0  6.
7. Securities borrowed                                                3432             0  7.
8. Securities lent (including customers' securities
   lent where the customer is indemnified
   against loss by the reporting bank)                                3433             0  8.
9. Financial assets transferred with recourse
   that have been treated as sold for Call Report
   purposes:                                                          RCON
                                                                      ----
   a. First lien 1-to-4 family residential
      mortgage loans:
      (1) Outstanding principal balance of mortgages
          transferred as of the report date                           A521             0  9.a.1
      (2) Amount of recourse exposure on these
          mortgages as of the report date                             A522             0  9.a.2
   b. Other financial assets (excluding small
      business obligations reported in Item 9.c):
      (1) Outstanding principal balance of assets
          transferred as of the report date                           A523             0  9.b.1
      (2) Amount of recourse exposure on these
          assets as of the report date                                A524             0  9.b.2
   c. Small business obligations transferred with
      recourse under Section 208 of the Riegle
      Community Development and Regulatory Improvement
      Act of 1994:
      (1) Outstanding principal balance of small
          business obligations transferred as of the
          report date                                                 A249             0  9.c.1
      (2) Amount of retained recourse on these
          obligations as of the report date                           A250             0  9.c.2
10. Notional amount of credit derivatives:
    a. Credit derivatives on which the reporting bank
       is the guarantor                                               A534             0  10.a
    b. Credit derivatives on which the reporting bank
       is the beneficiary                                             A535             0  10.b
11. Spot foreign exchange contracts                                   8765             0  11.
12. All other off-balance sheet liabilities (exclude
    off-balance sheet derivatives)(itemize and
    describe each component of this item over 25% of
    Schedule RC, item 28, "Total equity capital")                     3430             0  12
          TEXT                                     RCON
                                                   ----
    a. 3555                                        3555   0                               12.a
    b. 3556                                        3556   0                               12.b
    c. 3557                                        3557   0                               12.c
    d. 3558                                        3558   0                               12.d



SUNTRUST BANK, CENTRAL FLORIDA N.A.  Call Date:03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632             Vendor ID: D       Cert#:21043      RC-14
ATLANTA, GA 30302                    Transit#: 06310215

                                                                              22

SCHEDULE RC-L CONTINUED

                                                    DOLLARS AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------

13. All other off-balance sheet assets (exclude
    off-balance sheet derivatives)(itemize and                           CON
    describe each component of this item over                            ---
    25% Schedule RC, item 28, "Total equity capital")                    5591             0  13
          TEXT                                     RCON
                                                   ----
    a. 5592                                        5592   0                               13.a
    b. 5593                                        5593   0                               13.b
    c. 5594                                        5594   0                               13.c
    d. 5595                                        5595   0                               13.d


                                                                          C361,-

                                             (COLUMN A)     (COLUMN B)     (COLUMN C)     (COLUMN D)
OFF-BALANCE SHEET DERIVATIVES                 INTEREST       FOREIGN        EQUITY         COMMODITY
                                                RATE        EXCHANGE       DERIVATIVE       AND OTHER
14. Gross amounts (e.g. notional             CONTRACTS      CONTRACTS      CONTRACTS       CONTRACTS
    amounts)(for each column, sum
    of items 15, 16a. and 16.b):     CON                CON           CON              CON
                                     ---                ---           ---              ---
    a. Futures contracts             8693        0     8694    0      8695     0       8696     0     14.a
    b. Forward contracts             8697        0     8698    0      8699     0       8700     0     14.b
    c. Exchange-traded option contracts:
       (1) Written options           8701        0     8702    0      8703     0       8704     0     14.c1
       (2) Purchased Options         8705        0     8706    0      8707     0       8708     0     14.c2
    d. Over-the-counter options contracts:
       (1) Written options           8709        0     8710    0      8711     0       8712     0     14.d1
       (2) Purchased options         8713        0     8714    0      8715     0       8716     0     14.d2
    e. Swaps                         3450  155,328     3826    0      8719     0       8720     0     14.e
15. Total gross notional amount
    of derivative contracts held
    for trading                      A126        0     A127    0      8723     0       8724     0     15.
16. Total gross notional amount
    of derivative contracts held for
    purposes other than trading:
    a. Contracts marked to market    8725        0     8726    0      8727     0       8728     0     16.a
    b. Contracts not marked to
       market                        8729  155,328     8730    0      8731     0       8732     0     16.b
    c. Interest rate swaps where the
       bank has agreed to pay a
       fixed rate                    A589    55,328                                                   16.c



SUNTRUST BANK, CENTRAL FLORIDA N.A.  Call Date:03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632             Vendor ID: D       Cert#:21043      RC-15
ATLANTA, GA 30302                    Transit#: 06310215

                                                                              23

SCHEDULE RC-L CONTINUED

                                                    DOLLARS AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
                                             (COLUMN A)     (COLUMN B)     (COLUMN C)     (COLUMN D)
OFF-BALANCE SHEET DERIVATIVES                 INTEREST       FOREIGN        EQUITY         COMMODITY
Position Indicators                            RATE        EXCHANGE       DERIVATIVE       AND OTHER
17. Total gross fair value of derivative     CONTRACTS      CONTRACTS      CONTRACTS       CONTRACTS
    contracts:                          CON            CON           CON              CON
    a. Contracts held for trading:      ---            ---           ---              ---
       (1) Gross positive fair value    8733       0   8734       0  8735         0   8736        0   17.a1
       (2) Gross negative fair value    8737       0   8738       0  8739         0   8740        0   17.a2
    b. Contracts held for purposes
       other than trading that are
       marked to market:
       (1) Gross positive fair value    8741       0   8742       0   8743        0   8744        0   17.b1
       (2) Gross negative fair value    8745       0   8746       0   8747        0   8748        0   17.b2
    c. Contracts held for purposes other
       than trading that are not marked
       to market:
                                        RCON           CON            CON             CON
                                        ----           ---            ---             ---
       (1) Gross positive fair value    8749   4,575   8750       0   8751        0   8752        0   17.c1
       (2) Gross negative fair value    8753   1,592   8754       0   8755        0   8756        0   17.c2

MEMORANDA                                           DOLLARS AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------

1.- 2. Not applicable
3.  Unused commitments with an original maturity
    exceeding one year that are reported in
    Schedule RC-L, items 1.a through 1.e above
    (report only the unused portions of                                               RCON
    commitments that are fee paid or otherwise                                        ----
    legally binding)                                                                  3833  3,677,860  M.3
                                                                      RCON
    a. Paricipations in commitments with an original                  ----
       maturity exceeding one year conveyed to others                 3834   397,744                   M.3.a
4.  To be completed only by banks with $1 billion or
    more in total assets:
    Standby letters of credit (both financial and                                     RCON
    performance) issued to non-U.S. addresses                                         ----
    (domicile) included in Schedule RC-L, items 2
    and 3, above                                                                      3377     1,614   M.4
5.  Loans to individuals for household, family, and other
    personal expenditures that have been securitized and
    sold (with servicing retained), amounts outstanding
    by type of loan:                                                                  RCON
    a. Loans to purchase private passenger automobiles                                ----
       (to be completed for the September report only)                                2741       N/A   M.5.a
    b. Credit cards and related plans (TO BE COMPLETED
       QUARTERLY)                                                                     2742         0   M.5.b
    c. All other consumer credit (including mobile home loans)
       (to be completed for the September report only)                                2743       N/A   M.5.c



SUNTRUST BANK, CENTRAL FLORIDA N.A.  Call Date:03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632             Vendor ID: D       Cert#:21043      RC-16
ATLANTA, GA 30302                    Transit#: 06310215

                                                                              24

SCHEDULE RC-M-MEMORANDA

                                                    DOLLARS AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
1.  Extensions of credit by the reporting bank to its
    executive officers, directors, principal
    shareholders, and their related interests as of
    the report date:                                                                  CON
    a. Aggregate amount of all extensions of credit                                   ---
       to all executive officers, directors, principal
       shareholders, and their related interests                                      6164   111,308      1.a
    b. Number of executive officers, directors, and principal
       shareholders to whom the amount of all extensions
       of credit by the reporting bank (including
       extensions of credit to related interests) equals
       or exceeds the lesser of $500,000 or 5 percent              CO    NUMBER
       of total capital as defined for this purpose in agency      --    ------
       regulations                                                6165       9                            1.b
2.  Federal funds sold and securities purchased under                                 CON
    agreements to resell with U.S. branches and agencies                              ---
    of foreign banks (1)(included in Schedule RC, item 3)                             3405         0      2
3.  Not applicable
4.  Outstanding principal balance of 1-4 family
    residential mortgage loans services for others
    (include both retained servicing and purchased servicing):
    a. Mortgages serviced under GNMA contract                                         5500         0      4.a
    b. Mortgages serviced under FHLMC contract:
       (1) Serviced with recourse to servicer                                         5501         0      4.b.1
       (2) Serviced without recourse to servicer                                      5502         0      4.b.2
    c. Mortgages serviced under a FNMA contract:
       (1) Serviced under a regular option contract                                   5503         0      4.c.1
       (2) Serviced under a special option contract                                   5504         0      4.c.2
    d. Mortgages serviced under other servicing contracts                             5505         0      4.d
5.  TO BE COMPLETED ONLY BY BANKS WITH $1 BILLION OR MORE IN TOTAL ASSETS:
    Customers' liability to this bank on acceptances
    outstanding (sum of items 5.a and 5.b must equal Schedule RC item 9):
    a. U.S. addresses (domicile)                                                      2103     1,847      5.a
    b. Non-U.S. addresses (domicile)                                                  2104         0      5.b
6.  Intangible assets:
    a. Mortgage servicing rights                                                      3164         0      6.a
       (1) Estimated fair value or mortgage servicing assets                          A590         0      6.a.1
    b. Other identifiable tangible assets:
       (1) Purchased credit card relationships                                        5506         0      6.b.1
       (2) All other identifiable intangible assets                                   5507         0      6.b.2
    c. Goodwill                                                                       3163         0      6.c
    d. Total (sum of items 6.a, 6.b.(1), 6.b.(2), and 6.c)
       (must equal Schedule RC, item 10)                                              2143         0      6.d
    e. Amount of intangible assets (included in item 6.b.(2)
       above) that have been grandfathered or are otherwise
       qualifying for regulatory capital purposes                                     6442         0      6.e
7.  Mandatory convertible debt, net of common or perpetual
    preferred stock dedicated to redeem the debt                                      3295         0      7.

---------
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.



SUNTRUST BANK, CENTRAL FLORIDA N.A.  Call Date:03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632             Vendor ID: D       Cert#:21043      RC-17
ATLANTA, GA 30302                    Transit#: 06310215

                                                                              25

SCHEDULE RC-M-CONTINUED

                                                    DOLLARS AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
8.a. Other real estate owned:                                                          RCON
                                                                                      ----
     (1) Direct and indirect investments in
         real estate ventures                                                         5372         0      8.a.1
     (2) All other real estate owned:
         (a) Construction and land development                                        5508         0      8.a.2a
         (b) Farmland                                                                 5509         0      8.a.2b
         (c) 1-4 family residential properties                                        5510     2,050      8.a.2c
         (d) Multifamily (5 or more) residential properties                           5511         0      8.a.2d
         (e) Nonfarm nonresidential properties                                        5512        21      8.a.2e
     (3) Total (sum of items 8.a.(1), and 8.a.(2))(must equal
         Schedule RC, item 7)                                                         2150     2,071      8.a.3
  b. Investments in unconsolidated subsidiaries and associated companies:
     (1) Direct and indirect investments in real estate ventures                      5374         0      8.b.1
     (2) All other investments in unconsolidated subsidiaries and
         associated companies                                                         5375     7,804      8.b.2
     (3) Total (sum of items 8.b.(1) and 8.b.(2))(must equal
         Schedule RC, item 8)                                                         2130     7,804      8.b.3
9.  Noncumulative perpetual preferred stock and related surplus included in Schedule RC, item 23, "Perpetual preferred stock
    and related surplus"                                                              3776         0      9.
10. Mutual fund and annuity sales during the quarter(including proprietary, private label, and third party products):
    a. Money market funds                                                             6441   175,469      10.a
    b. Equity securities funds                                                        8427    10,748      10.b
    c. Debt securities funds                                                          8428     7,601      10.c
    d. Other mutual funds                                                             8429    10,591      10.d
    e. Annuities                                                                      8430     3,523      10.e
    f. Sales of proprietary mutual funds and annuities(included
       in items 10.a through 10.e above)                                              8784   189,641      10.f
11. Net unamortized realized deferred gains(losses) on off-
    balance sheet derivative contracts included in assets and
    liabilities reported in Schedule RC                                               A526         0      11.
12. Amount of assets netted against nondeposit liabilities on the balance sheet (Schedule RC) in accordance with generally
    accepted accounting principals(1)                                                 A526         0      12.
13. Outstanding principal balance of loans other than 1-4
    family residential mortgage loans that are serviced
    for others(to be completed if this balance is more
    than $10 million and exceeds ten percent of total assets)                         A591         0      13.

-------------------------------------------------------------------------------
MEMORANDUM                                           DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------------
1.  Reciprocal holdings of banking organizations' capital
    instruments(to be completed for the December report only)                         3836       N/A       M.1
-------------------------------------------------------------------------------

-----------
(1) Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, deferred tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions.



SUNTRUST BANK, CENTRAL FLORIDA N.A.  Call Date:03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632             Vendor ID: D       Cert#:21043      RC-18
ATLANTA, GA 30302                    Transit#: 06310215

                                                                              26

SCHEDULE RC-N-PAST DUE AND NONACCRUAL LOANS, LEASES, AND OTHER ASSETS

The FFIEC regards the information reported in all of Memorandum item 1, in items
1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.
                                                                          C370,-

                                                    DOLLARS AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------

                                                  (COLUMN A)     (COLUMN B)      (COLUMN C)
                                                   PAST DUE      PAST DUE 90     NONACCRUAL
                                                 30 THROUGH 89   DAYS OR MORE
                                                DAYS AND STILL   AND STILL
                                                  ACCRUING         ACCRUING

1.  Loans secured by real estate:          RCON              CON               CON
                                           ----              ---               ---
    a. To U.S. addresses (domicile)        1245   23,781     1246      408     1247   7,699      1.a
    b. To non-U.S. addresses (domicile)    1248        0     1249        0     1250       0      1.b
2.  Loans to depository institutions and
    acceptances of other banks:
    a. To U.S. banks and other U.S.
       depository institutions             5377        0     5378        0     5379       0      2.a
    b. To foreign banks                    5380        0     5381        0     5382       0      2.b
3.  Loans to finance agricultural
    production and other loans to
    farmers                                1594        0     1597        0     1583      20      3.
4.  Commercial and industrial loans:
    a. To U.S. addresses (domicile)        1251     2,372    1252       40     1253   1,157      4.a
    b. To non-U.S. addresses (domicile)    1254        0     1255        0     1256       0      4.b
5.  Loans to individuals for household,
    family, and other personal expenditures:
    a. Credit cards and related plans      5383       28     5384       32     5385       7      5.a
    b. Other(includes single payment,
       installment, and all student
       loans)                              5386     3,504    5387      414     5388     817      5.b
6.  Loans to foreign governments and
    official institutions                  5389         0    5390        0     5391       0      6
7.  All other loans                        5459     4,228    5460        0     5461       0      7
8.  Lease financing receivables:
    a. Of U.S. addresses (domicile)        1257       204    1258        0     1259   1,791      8.a
    b. Of non-U.S. addresses (domicile)    1271         0    1272        0     1291       0      8.b
9.  Debt securities and other assets
    (exclude other real estate owned and
    other repossessed assets)              3505         0    3506        0     3507       0      9.

================================================================================
Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases.  Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

10. Loans and leases reported in items 1
    through 8 above which are wholly or    RCON              CON               CON
    partially guaranteed by the U.S.       ----              ---               ---
    Government                             5612        83    5613        0     5614     122     10
    a. Guaranteed portion of loans
       and leases included in item 10
       above                               5615        75    5616        0     5617      91     10.a



SUNTRUST BANK, CENTRAL FLORIDA N.A.  Call Date:03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632             Vendor ID: D       Cert#:21043      RC-19
ATLANTA, GA 30302                    Transit#: 06310215

                                                                              27

SCHEDULE RC-N-CONTINUED

                                                                          C373,-

                                                    DOLLARS AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------

                                                  (COLUMN A)     (COLUMN B)      (COLUMN C)
                                                   PAST DUE      PAST DUE 90     NONACCRUAL
MEMORANDA                                        30 THROUGH 89   DAYS OR MORE
                                                DAYS AND STILL    AND STILL
                                                  ACCRUING        ACCRUING

1.  Restructured loans and leases          RCON              CON               CON
    included in Schedule RC-N, items       ----              ---               ---
    1 through 8, above (and not reported
    in Schedule RC-C, Memorandum item 2)   1658        0     1659        0     1661       0   M.1
2.  Loans to finance commercial real
    estate, construction, and land
    development activities (not secured
    by real estate) included in Schedule
    RC-N, items 4 and 7, above             6558    4,210     6559        0     6560       0   M.2
3.  Loans secured by real estate (sum
    of Memorandum items 3.a through 3.e
    must equal sum of Schedule RC-N, items
    1.a and 1.b above):
    a. Construction and land development   2759      303     2769        0     3492   1,821   M.3a
    b. Secured by farmland                 3493        0     3494        0     3495   2,057   M.3b
    c. Secured by 1-4 family
       residential properties:
       (1) Revolving, open-end loans
           secured by 1-4 family
           residential properties and
           extended under lines of credit  5398       61     5399       80     5400     227   M.3c1
       (2) All other loans secured by 1-4
           family residential properties   5401    4,512     5402       28     5403   2,001   M.3c2
     d. Secured by multifamily (5 or more)
        residential properties             3499        0     3500        0     3501      65   M.3d
     e. Secured by nonfarm nonresidential
        properties                         3502   18,905     3503      300     3504   1,528   M.3e


                                                  (COLUMN A)     (COLUMN B)
                                                   PAST DUE      PAST DUE 90
                                                 30 THROUGH 89   DAYS OR MORE
                                                DAYS AND STILL    AND STILL
                                                  ACCRUING        ACCRUING

4.  Interest rate, foreign exchange        RCON              CON
    rate, and other commidity and equity   ----              ---
    contracts:
    a. Book value of amounts carried as
       assets                              3522        0     3526        0                    M.4.a
    b. Replacement cost of contracts with
       a positive replacement cost         3529        0     3530        0                    M.4.b

--------------------------------------------------------------------------------
PERSON TO WHOM QUESTIONS ABOUT THE REPORTS OF CONDITION AND INCOME SHOULD BE
DIRECTED:                                                                 C377,-

                                                         TELEPHONE:
     NAME                     TITLE             AREA CODE/PHONE NUMBER/EXTENSION
     ----                     -----             --------------------------------
8901 KEN MUTELL        8901   VP           8902       404-724-3833

Even though Call Reports must be filed electronically,
send my bank a sample set of paper Call Report
or the next quarter:             CO     YES/NO       FAX:AREA CODE/PHONE NUMBER
                 -----------     --     -----           -----------------------
                                9117     NO          9116
--------------------------------------------------------------------------------


SUNTRUST BANK, CENTRAL FLORIDA N.A.  Call Date:03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632             Vendor ID: D       Cert#:21043      RC-20
ATLANTA, GA 30302                    Transit#: 06310215

                                                                              28

SCHEDULE RC-O-OTHER DATA FOR DEPOSIT INSURANCE AND FICO ASSESSMENTS

                                                                          C375,-

                                                    DOLLARS AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
1.  Unposted debits (see instructions):           RCON
                                                  ----
    a. Acutal amount of all unposted debits       0030              107   1.a
      OR
    b. Separate amount of umposted debits:
       (1) Actual amount of unposted debits to
           demand deposits                        0031                0   1.b.1
       (2) Actual amount of unposted debits to
           time and savings deposits (1)          0032                0   1.b.2
2.  Unposted credits (see instructions):
    a. Actual amount of all unposted credits      5310                0   2.a
      OR
    b. Separate amount of unposted credits:
       (1) Actual amount of unposted credits to
           demand deposits                        3512            5,909   2.b.1
       (2) Actual amount of unposted credits to
           time and savings deposits (1)          5314                0   2.b.2
3.  Uninvested trust funds(cash)held in bank's
    own trust department(not included in total
    deposits)                                     3520                0   3.
4.  Deposits of consolidated subsidiaries(not
    included in total deposits):
    a. Demand deposits of consolidated
       subsidiaries                               2211                0   4.a
    b. Time and savings deposits (1) of
       consolidated subsidiaries                  2351                0   4.b
    c. Interest accrued and unpaid on
       deposits of consolidated subsidiaries      5514                0   4.c
5.  Not applicable.
6.  Reserve balances actually passed through to the
    Federal Reserve by the reporting bank on
    behalf of its respondent depository institutions
    that are also reflected as deposit liabilities
    of the reporting bank:                        RCON
    a. Amount reflected in demand deposits        ----
       (included in Schedule RC-E, Memorandum
        item 4.a)                                 2314              121   6.a
    b. Amount reflected in time and savings
       deposits(included in Schedule RC-E,
       Memorandum item 4.b)                       2315                0   6.b
7.  Unamortized premiums and discounts on time
    and savings deposits:(1),(2)
    a. Unamortized premiums                       5516                0   7.a
    b. Unamortized discounts                      5517                0   7.b
8.  To be completed by banks with "Oakar
    deposits".
    a. Deposits purchased or acquired from
       other FDIC-Insured institutions during
       the quarter:
       (1) Total deposits purchased or acquired
           from other FDIC-Insured institutions
           during the quarter                     A531                0   8.a.1
       (2) Amount of purchased or acquired deposits
           reported in item 8.a.(1) above
           attributable to a secondary fund
           (i.e., BIF members report deposits
           attributable to SAIF; SAIF  menbers report
           deposits attributable  to BIF)         A532                0   8.a.2
     b. Total deposits sold or transferred to
        other FDIC-Insured institutions during
        the quarter                               A533                0   8.b
9.  Deposits in lifeline accounts                 5596                    9.
10. Benefit-responsive "Depository Institution
    Investment Contracts"(included in total
    deposits)                                     8432                0   10.

--------
(1) For FDIC Insurance and FICO assessment purposes, "time and savings deposits" consists of nontransaction accounts and nontransaction accounts and all transaction accounts other than demand deposits.
(2) Exclude core deposit intangibles.

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date: 03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632            Vendor ID: D        Cert#:21043      RC-21
ATLANTA, GA 30302                   Transit #: 06310215
                                                                              29

SCHEDULE RC-O - CONTINUED

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
11. Adjustments to demand deposits reported
    in Schedule RC-E for certain reciprocal demand
    balances:
    a. Amount by which demand deposits would be
       reduced if the reporting bank's reciprocal
       demand balances with the domestic offices
       of U.S. banks and savings associations
       and insured branches in Puerto Rico and
       U.S. territories and possessions that were
       reported on a gross basis in Schedule RC-E                     RCON
       had been reported on a net basis                               ----
    b. Amount by which demand deposits would be                       8785            0  11.a
       increased if the reporting bank's reciprocal
       demand balances with foreign banks and
       foreign offices of other U.S. banks (other
       than insured branches in Puerto Rico and
       U.S. territories and possessions) that were
       reported on a net basis in Schedule RC-E
       had been reported on a gross basis                             A181            0  11.b
    c. Amount by which demand deposits would be
       reduced if cash items in process of
       collection were included in the calculation
       of the reporting bank's net reciprocal
       demand balances with the domestic offices
       of U.S. banks and savings associations and
       insured branches in Puerto Rico and U.S.
       territories and possessions in Schedule
       RC-E                                                           A182            0  11.c
12. Amount of assets netted against deposit
    liabilities on the balance sheet (Schedule
    RC) in accordance with generally accepted
    accounting principles (exclude amounts
    related to reciprocal demand balances):
    a. Amount of assets netted against demand
       deposits                                                       A527            0  12.a
    b. Amount of assets netted against time and
       savings deposits                                               A528            0  12.b

MEMORANDA (TO BE COMPLETED EACH QUARTER EXCEPT
           AS NOTED)                                 DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
 1. Total deposits of the bank (sum of Memorandum
    items 1.a.(1) and 1.b.(1) must equal Schedule
    RC, item 13.a):
    a. Deposit accounts of $100,000 or less:                          RCON
                                                                      ----
       (1) Amount of deposit accounts of $100,0000
           or less                                                    2702    2,584,881  M.1.a1
       (2) Number of deposit accounts of $100,000
           of less                                 RCO   NUMBER
                                                   ---   ------
           (TO BE COMPLETED FOR THE JUNE REPORT
           ONLY)                                  3779      N/A                          M.1.a2
    b. Deposit accounts of more than $100,000:                        RCON
                                                                      ----
       (1) Amount of deposit accounts of more
           than $100,000                                              2710    1,599,713  M.1.b1
       (2) Number of deposit accounts of more
           than $100,000                          2722    4,803                          M.1.b2
 2. Estimated amount of uninsured deposits of the
    bank:
    a. An estimate of your bank's uninsured
       deposits can be determined by multiplying
       the number of deposit accounts of more
       than $100,000 reported in Memorandum item
       1.b.(2) above by $100,000 and subtracting
       the result from the amount of deposit
       accounts of more than $100,000 reported in
       Memorandum item 1.b.(1) ablove.

       Indicate in the appropriate box at right
       whether your bank has a method or
       procedure for determining a better
       estimate of uninsured deposits than the                         RCO     YES/NO
       estimate described above                                        ---     ------
    b. If the box marked YES has been checked,                        6861       NO      M.2.a
       report the estimate of uninsured deposits
       determined by using your bank's method or
       procedure                                                      5597       N/A     M.2.b
 3. Has the reporting institution been
    consolidated with a parent bank or savings
    association in that parent bank's or parent
    savings association's Call Report or Thrift
    Financial Report?
    If so, report the legal title and FDIC
    Certificate Number of the parent bank or
    parent savings association:
            TEXT                                                       RCO  FDIC CERT NO.
                                                                       ---  -------------
       A545                                                           A545       N/A     M.3

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date: 03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632            Vendor ID: D        Cert#:21043      RC-22
ATLANTA, GA 30302                   Transit #: 06310215
                                                                              30

SCHEDULE RC-R - REGULATORY CAPITAL

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC item 12, for June 30, 1997, must complete items 2 through 9 and Memoranda items 1 and 2. BANKS WITH ASSETS OF LESS THAN $1 BILLION MUST COMPLETE ITEMS 1 THROUGH 3 BELOW OR SCHEDULE RCR IN ITS ENTIRETY, DEPENDING ON THEIR RESPONSE TO ITEM 1 BELOW.

1. TEST FOR DETERMINING THE EXTENT TO WHICH
   SCHEDULE RC-R MUST BE COMPLETED.                                        C380-
   TO BE COMPLETED ONLY BY BANKS WITH TOTAL
   ASSETS OF LESS THAN $1 BILLION.
   Indicate in the appropriate box at the right
   whether the bank has total capital greater                          CO      YES/NO
   than or equal to eight percent of adjusted                          --      ------
   total assets                                                       6056       NO      1.
      For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of
   U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule
   RC-L (see instructions).
      If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.
      A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

NOTE: ALL BANKS ARE REQUIRED TO COMPLETE
ITEMS 2 AND 3 BELOW.

                                                     DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
2. Portion of qualifying limited-life capital instruments
   (original weighted average maturity of at least five years)
   that is includible in Tier 2 capital:                              RCON
                                                                      ----
   a. Subordinated debt (1) and intermediate term preferred stock     A515     160,000   2.a
   b. Other limited-life capital instruments                          A516           0   2.b
3. Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analyses consistent with applicable capital standards):
   a. (1) Tier 1 capital                                              8274     540,596   3.a.(1)
      (2) Tier 2 capital                                              8275     249,205   3.a.(2)
      (3) Tier 3 capital                                              1395           0   3.a.(3)
   b. Total risk-based capital                                        3792     789,801   3.b
   c. Excess allowance for loan and lease losse
      (amount that exceeds 1.25% of gross risk-weighted assets)       A222           0   3.c
   d. (1) Net risk-weighted assets (gross risk-weighted assets less excess allowance reported in item 3.c above and
          all other deductions)                                       A223   7,724,420   3.d.1
      (2) Market risk equivalent assets                               1651           0   3.d.2
   e. Maximum contractual dollar amount of recourse exposure in low level recourse transactions (to be completed only if
      the bank uses the "direct reduction method" to report
      these transactions in Schedule RC-R)                            1727           0   3.e
   f. "Average total assets" (quarterly average reported in
      Schedule RC-K, item 9, less all assets deducted from Tier 1
      capital(2)                                                      A224   7,881,082   3.f

Items 4-9 and Memoranda items 1 and 2 are to be completed
by banks that answered NO to item 1 above and
by banks with total assets of $1 billion or more.  --(Column A)-            (Column B)-  3.f
                                                      Assets               Credit Equi
                                                     Recorded              valent Amount
                                                      on the              of Off-Balance
                DOLLAR AMOUNTS IN THOUSANDS        Balance Sheet            Sheet Items (3)
----------------------------------------------------------------------------------------
4. Assets and credit equivalent amount of
   off-balance sheet items assigned to the Zero
   percent risk category:                       RCON
                                                ----
   a. Assets recorded on the balance sheet      5163      932,467      CON               4.a
                                                                       ---
   b. Credit equivalent amount of off-balance
      sheet items                                                     3796           0   4.b

----------
(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2) Do not deduct excess allowance for loan and lease losses.
(3) Do not report in column B the risk-weighted amount of assets reported in column A.

SUNTRUST BANK, CENTRAL FLORIDA N.A. Call Date: 03/31/98 State#:12-1159 FFIEC 032
P.O. BOX 4418 CENTER 632            Vendor ID: D        Cert#:21043      RC-23
ATLANTA, GA 30302                   Transit #: 06310215
                                                                              31

SCHEDULE RC-R - CONTINUED

                                                   --(Column A)-            (Column B)-  3.f
                                                      Assets               Credit Equiv
                                                     Recorded              valent Amount
                                                      on the              of Off-Balance
                DOLLAR AMOUNTS IN THOUSANDS        Balance Sheet            Sheet Items (2)
----------------------------------------------------------------------------------------
5. Assets and credit equivalent amounts of
   off-balance sheet items assigned to the
   20 percent risk category:                     RCO
                                                 ---
   a. Assets recorded on the balance sheet      5165    1,148,491      CON               5.a
                                                                       ---
   b. Credit equivalent amount of off-balance
      sheet items                                                     3801     580,068   5.b
6. Assets and credit equivalent amounts of
   off-balance sheet items assigned to the
   50 percent risk category:
   a. Assets recorded on the balance sheet      3802    1,298,627                        6.a
   b. Credit equivalent amount of off-balance
      sheet items                                                     3803     127,269   6.b
7. Assets and credit equivalent amounts of
   off-balance sheet items assigned to the
   100 percent risk category:
   a. Assets recorded on the balance sheet      3804    4,671,376                        7.a
   b. Credit equivalent amount of off-balance
      sheet items                                                     3805   1,994,384   7.b
8. On-balance sheet asset values excluded from
   and deducted in the calculation of the
   risk-based capital ratio(2)                  3806        7,109                        8.
9. Total assets recorded on the balance sheet
   (sum of items 4.a, 5.a, 6.a, 7.a, and 8,
   column A) (must equal Schedule RC, item
   12.c plus items 4.b and 4.c)                 3807    8,058,070                        9.

MEMORANDA                                            DOLLAR AMOUNTS IN THOUSANDS
--------------------------------------------------------------------------------
1. Current credit exposure across all off-balance sheet derivative
   contracts covered by the risk-based capital standards              8764       4,575   M.1

                                ------------ With a remaining maturity of -----------
                              --(Column A)--         -(Column B)--        -(Column C)--
                                 One Year                Over                 Over
                                  or less              one year            five years
                                                    thru five years
2. Notional principal amounts of
   off-balance sheet derivative
   contracts:(3)                   RCON          CON                   CON
                                   ----          ---                   ---
   a. Interest rate contracts      3809    0    8766       23,572     8767     131,756   M.2.a
   b. Foreign exchange contracts   3812    0    8769            0     8770           0   M.2.b
   c. Gold contracts               8771    0    8772            0     8773           0   M.2.c
   d. Other precious metals
      contracts                    8774    0    8775            0     8776           0   M.2.d
   e. Other commodity contracts    8777    0    8778            0     8779           0   M.2.e
   f. Equity derivatives contracts A000    0    A001            0     A002           0   M.2.f

----------
(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of its available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. Item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.